POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints Nancy Gray, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the
undersigned's
behalf, and submit to the U.S. Securities and Exchange Commission
(the
SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule on
regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the
undersigned's
capacity as an officer and/or director of Pacific Mercantile Bancorp
(the
Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in
connection
with the undersigned's ownership, acquisition, or disposition of securities of the Company;
(3) do an perform any and all acts for and on behalf of the
undersigned
which may be necessary or desirable to complete and execute any such
Form
3, 4, or 5, or other form or report, and timely file such form or report
with the United States Securities and Exchange Commission and any
stock
exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the
foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the nights and powers herein granted, as fully to all intents
and
purposes as the undersigned might or could do if personally present, with
full power of substitution on revocation, hereby ratifying and confirming
all that such attorney-in-fact, or such attorney-in-fact's substitute
or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor
is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issues by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN I^IITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March, 2019.
/s/ Paul Taylor